SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported October 30, 2001)

Mellon Residential Funding Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-67192	23-2889067

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania	15258

                                  Address of principal executive offices)                                                                     (Zip Code)

Registrant’s Telephone Number, including area code:	(412) 236-6559

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

Filing of Computational Materials.

         Pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Mellon Residential Funding Corporation (the “Depositor”) is filing a Prospectus and Prospectus Supplement with the Securities and Exchange Commission relating to its MRFC Mortgage Pass-Through Trust, Series 2001-TBC1, Mortgage Pass-Through Certificates, Series 2001-TBC1.

         In connection with the offering of the Mortgage Pass-Through Certificates, Series 2001-TBC1, Greenwich Capital Markets, Inc. prepared certain materials (the “Computational Materials”) some or all of which were distributed by Greenwich Capital Markets, Inc. as representative of the several underwriters and Mellon Financial Markets, LLC (the “Underwriters”) to their potential investors. Although the Depositor provided the Underwriters with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, it did not participate in the preparation of the Computational Materials. The Computational Materials are attached hereto as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(pp)	Not applicable.

(qq)	Not applicable.

(rr)	Exhibits:

8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to certain tax matters

23.1 Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 8.1)

99.1 Computational Materials

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON RESIDENTIAL FUNDING CORPORATION

By /s/ Kelly A. Provenzano
Name: Kelly A. Provenzano Title: Vice President and Secretary

Dated:  November 15, 2001

EXHIBIT INDEX

Exhibit		Page

8.1	Opinion of Stroock & Stroock & Lavan LLP with respect to certain tax matters.
23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 8.1).
99.1	Computational Materials.